LEASE

THIS LEASE ("Lease") entered into as of the 20th day of January, 2012, between BOI-RANCHO BERNARDO BLUFFS TRUST, a Maryland Real Estate Investment Trust ("Landlord"), and E-DIGITAL, a California corporation ("Tenant").

WITNESSETH

In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.             SUMMARY OF DEFINED TERMS.

The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

a.       "Building": The Building located at 16870 West Bernardo Drive, San Diego, California 92127.

b.       "Project": The Building, the land and all other improvements now or hereafter located at 16870 West Bernardo Drive, San Diego, California 92127.

c.       "Premises": Suite No. 120, which the parties stipulate and agree is a 3,253 rentable (2,841 usable) square foot portion of the first (1st) floor of the Building shown on the floor plan attached hereto as Exhibit "A" and made a part hereof.

d.       "Term": The period from the May 1, 2012 Commencement Date for a period of sixty-two (62) months, ending on June 30, 2017.

e.       "Fixed Rent":

PERIOD OF LEASE TERM	PER R.S.F.		MONTHLY INSTALLMENTS	ANNUAL FIXED RENT

*05/01/12 – 04/30/13	*$	1.50	$4,879.50	$58,554.00

05/01/13 – 04/30/14		$1.75	$5,692.75	$68,313.00

05/01/14 – 04/30/15		$1.95	$6,343.35	$76,120.20

05/01/15 – 04/30/16		$2.10	$6,831.30	$81,975.60

05/01/16 – 06/30/17		$2.20	$7,156.60	$85,879.20

* Subject to the partial abatement as provided in Article 5 below.

f.       "Security Deposit": $7,156.60.

g.       "Estimated Occupancy Date": Intentionally Omitted.

h.       "Tenant's Allocated Share": 4.73%;

i.       "Base Year": 2012.

j.       "Rentable Area": Premises 3,253 ft.; Project 68,708 ft.

k.       "Permitted Uses": Tenant's use of the Premises shall be limited to general office use, testing and repair of electronic equipment and storage incidental thereto, all to the extent consistent with the first-class nature of the Project. Tenant's rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building.

l.       "Broker": Jones Lang LaSalle represents Landlord and Schwartz Commercial Realty represents Tenant.

m.       "Notice Address/Contact"

Tenant:	E-Digital
16770 West Bernardo Drive
San Diego, CA 92127
Attn: MarDee Haring-Layton
Fax No: (858) 304-3016
E-Mail: mharing-layton@edigital.com
(Prior to Commencement Date)

E-Digital
16870 West Bernardo Drive, Suite 120
San Diego, California 92127
MarDee Haring-Layton
E-Mail: mharing-layton@edigital.com
(After Commencement Date)

Landlord:	BOI-Rancho Bernardo Bluffs Trust
c/o Brandywine Operating Partnership, LP
5963 La Place Court, Suite 206
Carlsbad, California 92008
Attn: Vice President
Fax No: (760) 438-0046
E-Mail: lynn.hulbert@bdnreit.com

with a copy to:	Brandywine Realty Trust
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
Attn: Brad A. Molotsky, General Counsel
Fax No.: 610-325-5622
E-Mail: brad.molotsky@bdnreit.com

n.       "Tenant's North American Industry Classification Number": 334310

o.       "Additional Rent": All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as "Additional Rent".

p.       "Rent": All Fixed Rent, Additional Rent and any other sums payable by Tenant to Landlord under this Lease.

2.           PREMISES.

Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein. Subject to (i) all of the terms and conditions of this Lease, (ii) delays (defined in Paragraph 39(q) below), (iii) Landlord's commercially reasonable security requirements, and (iv) the requirements of applicable laws, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year throughout the Lease Term. As used in this Lease, the following terms have the meanings indicated:

(a)          The term "usable area" or "usable square footage" means the usable area as determined, in Landlord's reasonable discretion, in substantial accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1 - 1996 (the "BOMA Standard"); and

(b)          The term "rentable area" or "rentable square footage" means the rentable area measured, in Landlord's reasonable discretion, in substantial accordance with the BOMA Standard.

3.           TERM; EARLY OCCUPANCY.

a.       The Term of this Lease shall commence on May 1, 2012 (the "Commencement Date"). The Term shall expire on June 30, 2017 ("Expiration Date").

b.       Upon notification by Landlord, Landlord and Tenant shall schedule a pre-occupancy inspection of the Premises at which time a punchlist of outstanding items, if any, shall be completed. Within a reasonable time thereafter, Landlord shall complete the punchlist items to Tenant's reasonable satisfaction.

c.       In the event that the Premises are not ready for Tenant's occupancy at the time herein fixed for the beginning of the Term of this Lease, because of any alterations or construction now or hereafter being carried on either to the Premises or the Building (unless such alterations are being done by Tenant or Tenant's contractor, in which case there shall be no suspension or proration of rental or other sums), or because of any restrictions, limitations or delays encountered by Landlord caused by government regulations or governmental agencies or any force majeure events encountered by Landlord, this Lease and the Term hereof shall not be affected thereby, nor shall Tenant be entitled to make any claim for or receive any damages whatsoever from Landlord; provided, however, in the event Landlord is performing improvement work in the Premises, no rent or other sums herein provided to be paid by Tenant shall become due until the Premises are substantially completed and deemed by Landlord to be ready for Tenant's occupancy, and until that time, the rent and other sums due hereunder shall be suspended.

d.       Landlord shall allow Tenant to occupy the Premises upon Landlord's substantial completion of Landlord's Work described in Article 4 below and for a period of thirty (30) days thereafter (and prior to the Commencement Date) for the purpose of Tenant installing furniture, fixtures and equipment in the Premises; provided, however, that such early occupancy shall be subject to Tenant not interfering with Landlord's remaining work in the Premises and also to all of the terms and conditions of this Lease, including, without limitation, the provisions of Articles 15 and 16 (including the requirement that Tenant provide Landlord with evidence of insurance required in Article 15 hereof) and Tenant's obligation to pay for utilities except that Tenant will not be obligated to pay Fixed Rent nor Tenant's Allocated Share of Recognized Expenses during the period of such early occupancy (until the Commencement Date). Subject to delays (as defined in Paragraph 39 (q) below) or other causes beyond Landlord's reasonable control, the date of Landlord's substantial completion of Landlord's Work (and the date Tenant may enter the Premises) shall be no later than April 9, 2012.

4.           CONDITION OF PREMISES; LANDLORD'S WORK.

Tenant acknowledges and agrees that it has had an opportunity to inspect the Premises, the Building, and the Project, and finds the same in satisfactory condition and repair. Tenant accepts the Premises, the Building and the Project in their "then as-is" condition as of the date hereof. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Premises, the Building and the common areas were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, pursuant to this Lease completed and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto. Notwithstanding anything above to the contrary, Landlord acknowledges and agrees that on the Commencement Date the plumbing, electrical and lighting systems serving the Premises will be in good condition. Tenant's acceptance of the Premises shall be deemed Tenant's acknowledgement that such items were in good working order and condition on the Commencement Date. Notwithstanding anything above to the contrary, Landlord shall, at its sole cost, utilizing Building-standard materials and in Landlord's Building-standard manner within a reasonable period of time after the date of the full execution and delivery of this Lease by Landlord and Tenant and prior to the Commencement Date perform the work described on the attached Exhibit "E" (collectively, "Landlord's Work). Tenant agrees to use its best efforts to cooperate with Landlord in Landlord's performance of Landlord's Work.

5.           FIXED RENT; SECURITY DEPOSIT.

a.       Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Article 1(e), in advance on the first day of each calendar month during the Term by (i) check sent to Landlord, or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Account No. 2030000359075 ABA Routing No. 031201467; such transfer to be confirmed by Landlord's accounting department upon written request by Tenant. All payments must include the following information: Building #798 and Lease #_____. The Lease # will be provided to Tenant in the Confirmation of Lease Term. Notwithstanding the immediately preceding sentence, the first full month's installment and the Security Deposit shall be paid upon the execution of this Lease by Tenant by two separate checks. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate fifty percent (50%) of Tenant's obligation to pay Tenant's Fixed Rent for the first (1st), second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th) and seventh (7th) full months of the initial Lease Term (the "Abatement Period"). During such Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease (including, but not limited to, utilities and Tenant's Allocated Share of Recognized Expenses). In the event of a default by Tenant under the terms of this Lease (beyond all applicable notice and cure periods provided for in this Lease) that results in early termination pursuant to the provisions of Article 22 of this Lease, then as a part of the recovery set forth in Article 22 of this Lease, Landlord shall be entitled to the recovery of the Fixed Rent that was abated under the provisions of this Paragraph 5(a).

b.       Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Fixed Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, in the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord when due, Tenant shall also pay as Additional Rent a service and handling charge equal to ten (10%) percent of the total payment then due (but no more than the maximum late charge allowed by law). The aforesaid late fee shall begin to accrue on the initial date of a payment due date, irrespective of any grace period granted hereunder. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.

c.       Tenant shall be required to pay a Security Deposit of $7,156.60 under this Lease (the "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. No interest shall be paid to Tenant on the Collateral, and Landlord shall have the right to commingle the Collateral with other Security Deposits held by Landlord.

If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in this Lease. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount. In addition to the foregoing, if Tenant defaults (irrespective of the fact that Tenant cured such default) more than once in its performance of a monetary obligation and such monetary defaults aggregate in excess of $20,000 under this Lease, Landlord may require Tenant to increase the Collateral to the greater of twice the (i) Fixed Rent paid monthly, or (ii) the initial amount of the Collateral.

If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest within thirty (30) days after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. Upon the return of the Collateral, or the remaining balance thereof, to the original Tenant or any successor to the original Tenant, Landlord shall be completely relieved of liability with respect to the Collateral.

In the event of a transfer of the Project or the Building, Landlord shall have the right to transfer the Collateral to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Collateral. Upon the assumption of such Collateral by the transferee, Tenant agrees to look solely to the new landlord for the return of said Collateral, and the provisions hereof apply to every transfer or assignment made of the Collateral to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Collateral and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code. Tenant also waives all provisions of law, now or hereafter in force, which provide for a period of time to return a security deposit to a tenant or which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant.

6.           ADDITIONAL RENT.

a.            Commencing on the Commencement Date, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay to Landlord Tenant's Allocated Share of the following charges ("Recognized Expenses"), without deduction or set off, to the extent such Recognized Expenses exceed the Recognized Expenses in the Base Year; provided, however, in no event shall Tenant be obligated to pay Tenant's Allocated Share of Recognized Expenses during the first twelve (12) months of the Lease Term.

i.           Operating Expenses. All costs and expenses related to the Project incurred by Landlord, including, but not limited to:

(a)    All costs and expenses related to the operation of the Building and Project, including, but not limited to, lighting, cleaning the Building exterior and common areas of the Building interior, trash removal and recycling, repairs and maintenance of the roof and storm water management system, policing and regulating traffic to and from the Project, fire suppression and alarm systems, concierge services for the Project, utilities, removing debris and maintaining all landscape areas, (including replacing and replanting flowers, shrubbery and trees), maintaining and repairing all other exterior improvements on the Project, all repairs and compliance costs necessitated by laws enacted or which become effective after the date hereof (including, without limitation, any additional regulations or requirements enacted after the date hereof regarding the Americans With Disabilities Act (as such applies to the Project or common areas but not to any individual tenant's space), if applicable) required of Landlord under applicable laws and rules and regulations.

(b)    All costs and expenses incurred by Landlord for environmental testing, sampling or monitoring required by statute, regulation or order of governmental authority, except any costs or expenses incurred in conjunction with the spilling or depositing of any hazardous substance for which any person or other tenant is legally liable and Landlord is reimbursed for by such other person.

(c)    Any other expense or charge (including reasonably allocated general and administrative charges) which would typically be considered an expense of maintaining, operating or repairing the Project under generally accepted accounting principles.

(d)    Management fee not to exceed five (5%) percent of the annual gross revenues of the Project. It is expressly understood that legal fees incurred in an action against an individual tenant shall not be deemed includable as an operating expense pursuant to this provision.

(e)    Capital expenditures and capital repairs and replacements shall be included as operating expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles.

(f)     All insurance premiums paid or payable by Landlord for insurance with respect to the Project as follows: (a) fire and extended coverage insurance (including demolition and debris removal); (b) insurance against Tenant defaults, Landlord's rental loss or abatement (but not including business interruption coverage on behalf of Tenant), from damage or destruction from environmental hazards, fire or other casualty; (c) Landlord's commercial general liability insurance (including bodily injury and property damage) and boiler insurance; and (d) such other insurance as Landlord or any reputable mortgage lending institution holding a mortgage on the Premises may require. If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the Term, the premium therefore shall be prorated to the Term. Should Tenant's occupancy or use of the Premises at any time change and thereby cause an increase in such insurance premiums on the Premises, Building and/or Project, Tenant shall pay to Landlord the entire amount of such reasonably documented increase.

Notwithstanding the foregoing, the term "Operating Expenses" shall not include any of the following:

Repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent of insurance proceeds or condemnation awards received therefor;

(g)    Leasing commissions, accountants', consultants', auditors or attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof;

(h)    Costs incurred by Landlord in connection with construction of the Building and related facilities or the correction of latent defects in construction of the Building;

(i)     Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;

(j)     Depreciation and amortization;

(k)    Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;

(l)     Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser;

(m)    Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

(n)     Ground rents or rentals payable by Landlord pursuant to any over-lease;

(o)     Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(p)     Costs incurred in managing or operating any "pay for" parking facilities within the Project;

(q)     Expenses resulting from the gross negligence or willful misconduct of Landlord;

(r)     Any fines or fees for Landlord's failure to comply with governmental, quasi-governmental, or regulatory agencies' rules and regulations;

(s)     Legal, accounting and other expenses related to Landlord's financing, re-financing, mortgaging or selling the Building or the Project;

(t)      Taxes;

(u)     Costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building;

(v)      Cost of any political, charitable or civic contribution or donation; and

(w)     Costs that are capital in nature except as provided in subsection 6(a)(i)(e) hereof.

ii.            Taxes. Taxes shall be defined as any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building, common areas or Project, including the following by way of illustration but not limitation: (a) any tax on Landlord's "right" to rent or "right" to other income from the Premises or as against Landlord's business of leasing the Premises; (b) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "real property taxes" for the purposes of this Lease; (c) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Building, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord's other operations; (d) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; (e) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Building is a part; and/or (f) any real estate tax appeal expenditures. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.

b.       Tenant shall pay, in monthly installments in advance, on account of Tenant's Allocated Share of Operating Expenses and Taxes, the estimated amount of the increase of such Recognized Expenses and Taxes for such year in excess of the Base Year as determined by Landlord in its reasonable discretion and as set forth in a notice to Tenant, such notice to include the basis for such calculation. Prior to the end of the calendar year in which this Lease commences and thereafter for each successive calendar year (each, a "Lease Year"), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and Taxes in excess of the Base Year and shall indicate what Tenant's Allocated Share of Recognized Expenses and Taxes shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year.

c.       If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses shall be different than that upon which the aforesaid projections were originally based, then Landlord, one time in any calendar year, shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses shall be collected on a reasonably current basis each Lease Year.

d.       In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Property shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five percent (95%) throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared only by tenants actually receiving the benefits thereof.

e.       By April 30th of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a statement of actual expenses incurred for Recognized Expenses for the prior Lease Year showing the Allocated Share due from Tenant. Landlord shall use its reasonable efforts to provide Tenant with the aforesaid statements on or before April 30 of each Lease Year; provided, however, if Landlord is unable to provide such statements by April 30, Landlord shall not have been deemed to waive its right to collect any such amounts as Additional Rent. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

f.       Each of the Operating Expenses and Tax amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies in this Lease therefor as well as at law and/or in equity. All Operating Expenses shall be charged at standard rates from the applicable service provider, without reduction on account of volume discounts or preferred vendor rates applicable to Landlord.

g.       If this Lease terminates other than at the end of a calendar year, Landlord's annual estimate of Recognized Expenses shall be accepted by the parties as the actual Recognized Expenses for the year this Lease ends until Landlord provides Tenant with actual statements in accordance with subparagraph 6(e) above.

7.           ELECTRICITY CHARGES.

Landlord shall not be liable for any interruption or delay in electric or any other utility service for any reason. In the event of any stoppage or interruption of services or utilities, Landlord shall diligently attempt to resume such services or utilities as promptly as practicable. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services. As long as Tenant is not in default under any covenants of this Lease, Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and on Saturdays from 9:00 A.M. to 1:00 P.M. ("Working Hours"), excluding legal holidays, shall furnish the Premises with heat and air-conditioning in the respective seasons. At any hours other than the aforementioned, such heat and air-conditioning services will be provided at Landlord's then prevailing rate at Tenant's expense (currently $25.00 per hour). Notwithstanding anything herein to the contrary, if Landlord reasonably determines that Tenant's use of heat and air conditioning is excessive, Tenant agrees to pay for the installation of a separate meter to measure heat and air conditioning usage in excess of normal office use and to pay Landlord for all such excess heat and air conditioning registered in such submeter. Tenant shall control and be separately metered for the electricity, gas, water, telephone for the Premises or other services which are metered, chargeable or provided to the Premises, at Tenant's sole cost and expense. Tenant shall make all such payments directly to the utility provider as and when bills are rendered. Should Tenant fail to pay such amounts, Landlord shall have the right to pay the same on Tenant's behalf and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in conjunction with such payment within ten (10) days after demand therefor. All such costs and expenses incurred by Landlord on Tenant's behalf shall be deemed additional rent payable by Tenant and collectible by Landlord as such. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's sole cost, if, in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's services and systems. Tenant shall not use any apparatus or device in, upon or about the Premises which may in any way increase the amount of services or utilities usually furnished or supplied to the Premises or other premises in the Building. In addition, Tenant shall not connect any conduit, pipe, apparatus or other device to the Building's water, waste or other supply lines or systems for any purpose. Neither Tenant nor its employees, agents, contractors, licensees or invitees shall at any time enter, adjust, tamper with, touch or otherwise in any manner affect the mechanical installations or facilities of the Building.

8.           SIGNS; USE OF PREMISES AND COMMON AREAS.

a.       Landlord, at Landlord's initial cost and expense, shall provide Tenant with standard identification signage on all Building directories and at the entrance to the Premises; provided, however, that any Landlord approved changes to such signage shall be at Tenant's sole cost and expense. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project.

b.          Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1(k) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord; provided that Tenant's right to so use and occupy the Premises shall remain expressly subject to the provisions of "Governmental Regulations", Article 27 herein. No machinery or equipment shall be permitted that shall cause vibration, noise or disturbance beyond the Premises. Tenant, without Landlord's consent or direction, shall not "vacate" the Premises at any time during the Term, nor permit the Premises to remain unoccupied. "Vacate" shall be defined as Tenant's ceasing to use the Premises for its Permitted Uses or the removal of substantially all of its furniture and equipment and personal property from the Premises.

c.          Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant's sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

d.          Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of Building common areas (interior and exterior) and the requirements of other tenants of the Building, Tenant and shall not in any event connect a greater load than such safe capacity.

e.          Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or do any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.

f.           Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building. Tenant shall also have the right, in common with other tenants of the Building and Landlord, to use, at no additional cost, the parking areas of the Project designated from time to time by Landlord for the parking of automobiles of Tenant and its employees and business visitors, incident to Tenant's permitted use of the Premises but in no event to exceed thirteen (13) unreserved spaces; provided that Landlord shall have the right to restrict or limit Tenant's utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Project (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of designated parking spaces. In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking privileges, and/or make all or a portion of such privileges reserved.

g.           Landlord reserves the right from time to time to use any of the common areas and to do any of the following, as long as such acts do not unreasonably interfere with Tenant's use of or access to the Premises:

i.       expand the Building and construct or alter other buildings or improvements on the Project;

ii.       make any changes, additions, improvements, repairs or replacements in or to the Project, the common areas and/or the Building (including the Premises if required to do so by any law or regulation) and the fixtures and equipment thereof, including, without limitation: (i) maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and (ii) changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and parking spaces and parking areas;

iii.       close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project and/or Building; and

iv.       perform such other acts and make such other changes with respect to the Project, common areas and Building, as Landlord may, in the exercise of its good faith business judgment, deem to be appropriate.

9.           ENVIRONMENTAL MATTERS.

a.            Hazardous Substances.

i.       Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto ("CERCLA"); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an "Applicable Environmental Law").

ii.       Tenant may bring to and use at the Premises ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute hazardous substances which include isopropyl alcohol, epoxy and acetone) incidental to a general office use of space in the quantities reasonably required for Tenant's normal general office business operations and in accordance with Applicable Environmental Laws. Tenant shall store and handle all such substances in strict accordance with Applicable Environmental Laws. From time to time promptly following a request to Landlord, Tenant shall provide Landlord with documents identifying the hazardous substances stored or used by Tenant on the Premises and describing the chemical properties of such substances and such other information reasonably requested by Landlord or Tenant. Prior to the expiration or sooner termination of this Lease, Tenant shall remove all hazardous substances from the Premises.

iii.       Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney's, consultant's and expert's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from Tenant's storage and use of hazardous substances on the Premises including, without limitation, any and all costs incurred by Landlord because of any investigation of the Project or any cleanup, removal or restoration of the Project to remove or remediate hazardous or hazardous wastes deposited by Tenant. Without limitation of the foregoing, if Tenant, its officers, employees, agents, contractors, licensees or invitees cause contamination of the Premises by any hazardous substances, Tenant shall promptly at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to such contamination, or in the alternative take such other remedial steps as may be required by law or recommended by Landlord's environmental consultant.

b.            Additional Terms.

i.       In the event of Tenant's failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant's failure to cure within thirty (30) days of its receipt of such notice, at Landlord's option, perform any and all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right all be deemed to be Additional Rent payable on demand and with interest at the Interest Rate (defined in Paragraph 22(g) below).

ii.       The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees.

c.            Survival. This Article 9 shall survive the expiration or sooner termination of this Lease.

10.           TENANT'S ALTERATIONS.

Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, "Alterations") of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld; provided, however, that Tenant is absolutely prohibited from making any alterations, additions, improvements or decorations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Project, the Building or the common areas; (iv) weaken or impair the structural strength of the Building; (v) in the reasonable opinion of Landlord, lessen the value of the Project or Building; or (vi) will violate or require a change in any occupancy certificate applicable to the Premises (collectively, the "Prohibited Alterations"). Alterations shall, at Landlord's option, be done by Landlord at Tenant's sole cost and expense. Landlord's consent shall not be required for (i) the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building or (ii) minor work, including decorations, which are not Prohibited Alterations, do not require a building permit, and which costs in the aggregate less than $50,000. If no approval is required or if Landlord approves Tenant's Alterations and agrees to permit Tenant's contractors to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman's compensation insurance, and (c) employer's liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in amounts and with companies satisfactory to Landlord); (ii) construction documents prepared by a registered California architect approved by Landlord if such alteration causes the aggregate of all Alterations to be in excess of $50,000; (iii) all applicable building permits required by law; and (iv) an executed, effective conditional waiver of mechanics liens from such contractors and all sub-contractors in states allowing for such waivers or the cost of such alteration must be bonded by Tenant. All plans for any such Alterations shall be subject to Landlord's reasonable prior approval. In connection with all Alterations involving Landlord's approval, Landlord shall be entitled to collect a construction management fee equal to five percent (5%) of the cost of the Alteration in connection with Landlord's services in supervising and review of such Alternations. Any approval by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics approved by Landlord working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant's work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.

All Alterations (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property upon installation and shall remain on the Premises without compensation to Tenant unless Landlord provides written notice to Tenant to remove same at the time of Landlord's approval of the Alterations, in which event Tenant shall promptly remove such Alterations and restore the Premises to good order and condition at the expiration of this Lease. At Lease termination, all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) shall be removed by Tenant and shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Article, Landlord may do so and the reasonable costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant's receipt of an invoice therefor from Landlord. Tenant's failure to remove any such items required to be removed by Landlord upon the expiration or sooner termination of this Lease shall also constitute a holdover pursuant to Article 25 below.

11.          CONSTRUCTION LIENS.

Tenant will not suffer or permit any contractor's, subcontractor's or supplier's lien (a "Construction Lien") to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord's costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Interest Rate. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens.

12.          ASSIGNMENT AND SUBLETTING.

a.       Subject to the remaining paragraphs of Article 12, except as expressly permitted pursuant to this Article 12, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign, transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Subject to subparagraph 12(i) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.

b.       If at any time or from time to time during the term of this Lease, Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, a description of such party's business history, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within thirty (30) days next following Landlord's receipt of Tenant's notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises if Tenant is proposing to sublet or assign the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured.

c.       If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease. In the event of a sublease of less than all of the Premises, the cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be acceptable to or specified by Landlord, all of which improvements shall be made in accordance with applicable legal requirements and Landlord's then-standard base building specifications, shall be performed by Landlord's contractors, and shall be shared 50% by Tenant and 50% by Landlord. Upon the completion of any recapture and termination as provided herein, Tenant's Fixed Rent, Recognized Expenses and other monetary obligations hereunder shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.

d.       If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form acceptable to Landlord) within a period of five (5) months next following Landlord's notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord's prior written consent as aforesaid within five (5) months next following Landlord's notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord's consent to the proposed transaction, whereupon Landlord's right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

For purposes of this Paragraph 12(d), and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth which is not acceptable to Landlord in Landlord's reasonable discretion; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee of sublessee, in Landlord's reasonable opinion, is not reputable and of good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (v) Tenant is proposing to assign or sublease to an existing tenant of the Building and Landlord has space in the Building available for such proposed assignee or sublessee, or to another prospect with whom Landlord is then negotiating; (vi) the proposed assignee or sublessee will cause Landlord's existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party's business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vii) the nature of such party's proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the "Permitted Use" specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord's reasonable judgment, otherwise be incompatible with other tenancies in the Building. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed assignment or subletting or otherwise has breached its obligations under this Article 12, Tenant's and such transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed transferee waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease.

e.       Fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord's portion being payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder.

f.       Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

g.       In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 12 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

h.       In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord (i) an administrative fee of $500.00 per request (including requests for non-disturbance agreements and Landlord's or its lender's waivers) in order to defer Landlord's administrative expenses arising from such request, plus (ii) Landlord's reasonable attorneys' fees.

i.       Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliate (i.e., a corporation fifty percent (50%) or more of whose capital stock is owned by the same stockholders owning fifty percent (50%) or more of Tenant's capital stock), parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all of substantially all of its assets or stock or with which it may be consolidated or merged ("Affiliate"), provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a tangible net worth (excluding good will as an asset) at least equal to $50,000,000 (as calculated in accordance with generally accepted accounting principles consistently applied and subject to verification by Landlord), and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

j.       Anything in this Article 12 to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if Tenant is in default at the time of such assignment or has previously defaulted (irrespective of the fact that Tenant cured such default) more than twice in connection with any of its monetary obligations under this Lease and such monetary defaults aggregate in excess of $20,000.

13.          LANDLORD'S RIGHT OF ENTRY.

Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord's rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant's use of the Premises. Provided, however, that such efforts shall not require Landlord to use overtime labor unless Tenant shall pay for the increased costs to be incurred by Landlord for such overtime labor. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective purchaser and/or mortgagee. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective tenants. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Article 15, to the extent of Landlord's gross negligence or willful misconduct and not covered by insurance required to be maintained by Tenant hereunder.

14.          REPAIRS AND MAINTENANCE.

a.       Except as specifically otherwise provided in subparagraphs (b) , (c)  and (d) of this Article, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Tenant shall have the option of replacing non-Building standard lights, ballasts, tubes, ceiling tiles, outlets and other non-Building-standard equipment itself or it shall have the ability to advise Landlord of Tenant's desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord's standard rate (such rate to be competitive with the market rate for such services). Landlord, as part of Operating Expenses, shall replace all Building-standard lights, ballasts, tubes, ceiling titles, outlets and similar equipment. When used in this Article 14, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.

b.       Landlord, throughout the Term of this Lease and at Landlord's sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises.

c.       Landlord shall maintain all HVAC systems, plumbing and electric systems serving the Building and the Premises. Tenant's Allocated Share of Landlord's cost for HVAC, electric and plumbing service, maintenance and repairs, as limited under Article 6 with respect to capital expenditures, shall be included as a portion of Recognized Expenses as provided in Article 6 hereof.

d.       Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building outside of the Premises and the common areas, including the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). Tenant shall pay its Allocated Share of the cost of all repairs, as limited under Article 6 with respect to capital repairs, to be performed by Landlord pursuant to this Paragraph 14(d) as Additional Rent as provided in Article 6 hereof.

e.       Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay its Allocated Share of the cost of all work to be performed by Landlord pursuant to this Paragraph (e) as Additional Rent as provided in Article 6 hereof.

f.       Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant, except to the extent of insurance proceeds received by Landlord.

g.       Landlord shall provide Tenant with janitorial services for the Premises Monday through Friday of each week in accordance with the guidelines set forth in Exhibit "D" attached hereto and the Tenant shall pay its Allocated Share of the cost thereof as Additional Rent as provided in Article 6 hereof.

15.          INSURANCE; SUBROGATION RIGHTS.

a.       Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured.

b.       Tenant shall, at its sole cost and expense, maintain in full force and effect on all Alterations constructed by Tenant after the Commencement Date, Tenant's trade fixtures, equipment and personal property on the Premises, a policy of "special form" property insurance covering the full replacement value of such property.

c.       All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord's Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of California with a financial rating of at least an A-X as rated in the most recent edition of Best's Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Five Thousand ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord's prior written consent. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate or is less than commonly maintained by tenants of similar buildings in the area making similar uses.

d.       Landlord, as part of Operating Expenses, shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including "special form" property insurance on the Building and on the Project (but excluding any Alterations constructed by Tenant after the Commencement Date unless otherwise desired to be covered by Landlord), (ii) builder's risk insurance for the Landlord Work to be constructed by Landlord in the Project, (iii) commercial general liability insurance (including bodily injury and property damage) covering Landlord's operations at the Project in amounts reasonably required by the Landlord's lender or Landlord, and (v) such other insurance as may be desired by Landlord or required by a reputable mortgage lending institution holding a mortgage on the Premises.

e.       Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Building or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it shall cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

16.          INDEMNIFICATION.

Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant's improper use of the Premises, (ii) the improper conduct of Tenant's business, (iii) any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of this Lease, (iv) any breach or default in the performance of any obligation of Tenant's part to be performed under the terms of this Lease, and (v) any negligence or willful act of Tenant or any of Tenant's agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant's obligations shall include any case in which Landlord, Brandywine Realty Services Corp. or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant's refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord.

17.          QUIET ENJOYMENT.

Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

18.          DAMAGE.

a.       Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage, provided however, that Landlord's obligation to repair any Alterations performed by Tenant after the Commencement Date shall be subject to Tenant complying with the terms of Paragraph 18(g) below. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord's reasonable control.

b.       Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord's reasonable judgment (to be communicated to Tenant within sixty (60) days from the date of the casualty), the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) if more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant's receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission.

c.       If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord's fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord's election as aforesaid.

d.       In the event Landlord has not completed restoration of the Premises within two hundred ten (210) days from the date of casualty (subject to delay due to weather conditions, shortages of labor or materials or other reasons beyond Landlord's control, Tenant may, so long as such delay is not caused, in whole or in part, by Tenant, terminate this Lease by written notice to Landlord within thirty (30) business days following the expiration of such 210 day period (as extended for reasons beyond Landlord's control as provided above) unless, within thirty (30) business days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy. Notwithstanding the foregoing, in the event Tenant is responsible for the aforesaid casualty, Tenant shall not have the right to terminate this Lease if Landlord is willing to rebuild and restore the Premises.

e.       In the event of damage or destruction to the Premises or any part thereof, Tenant's obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated.

f.       This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

g.       In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately deliver to Landlord all insurance proceeds received by Tenant with respect to the all Alterations performed by Tenant in the Premises after the Commencement Date (excluding proceeds for Tenant's furniture and other personal property), whether or not this Lease is terminated as permitted in this Article 18, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant's failure to obtain insurance for the full replacement cost of the Alterations which Tenant is required to insure under this Lease), Tenant fails to receive insurance proceeds covering the full replacement cost of such Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Alterations, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord's or Tenant's insurance with respect to such items.

19.          SUBORDINATION; RIGHTS OF MORTGAGEE.

a.       This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

b.       In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the "Mortgagee") now or hereafter placed upon the Premises, Building and/or Project, notice by overnight mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default, the Mortgagee shall have forty-five (45) additional days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee's receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure); then Tenant shall not exercise any right or remedy as there may be arising because of Landlord's default, including but not limited to, termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid.

20.          CONDEMNATION.

a.       If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party's option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

b.       If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant's uses, but shall not be required to expend more than the net award Landlord reasonably expects to be available for restoration of the Premises. If Landlord determines that the damages available for restoration of the Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date.

c.          If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.

d.          If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall belong to Landlord and Tenant shall have no claim thereto other than Tenant's damages associated with moving, storage and relocation; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.

e.          This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

21.          ESTOPPEL CERTIFICATE.

Each party agrees at any time and from time to time, within ten (10) days after the other party's written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying all information reasonably requested, including but not limited to, the following: that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), the Commencement Date, the expiration date of this Lease, the square footage of the Premises, the rental rates applicable to the Premises, the dates to which Fixed Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article 21 may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

22.          DEFAULT.

a.           Events of Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

i.       Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a three (3) business day grace period from its receipt of such Landlord's notice (facsimile receipt being deemed to be notice hereunder) within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 5 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period.

ii.       Tenant "vacates" the Premises (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied,

iii.       Tenant fails to bond over a construction or mechanics lien within the time period set forth in Article 11,

iv.       Tenant fails to observe or perform any of Tenant's other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default,

v.       Tenant makes any assignment for the benefit of creditors,

vi.       a petition is filed or any proceeding is commenced against Tenant or by Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within thirty (30) days,

vii.       a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease,

viii.       any attachment or execution against a substantial part of Tenant's assets or of Tenant's interests in this Lease remains unstayed or undismissed for a period of more than ten (10) days, or

ix.       a substantial part of Tenant's assets or of Tenant's interest in this Lease is taken by legal process in any action against Tenant.

Any notice sent by Landlord to Tenant pursuant to this Paragraph 22(a) shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any successor statute or law.

b.         Landlord's Termination Remedy. If an Event of Default shall occur, in addition to all other rights and remedies available to Landlord under this Lease at law and/or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

i.       the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

ii.       the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

iii.       the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

iv.       any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized tenant improvement costs; attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures, Alterations, tenant improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Paragraphs 22(b)(i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate set forth below. As used in Paragraph 22(b)(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

c.       Landlord's Remedies; Re-Entry Rights. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law and/or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to the terms and provisions this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 22(c), and no acceptance of surrender of the Premises or other action on Landlord's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

d.       Continuation of Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

e.       Landlord's Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or thirty (30) days with respect to non monetary obligations (or such shorter period as may be provided in this Lease), except in case of emergencies, in which such case, then such shorter period of time as is reasonable under the circumstances) after Tenant's receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant's obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

f.       Tenant's Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

g.       Interest on Past Due Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading "Money Rates" in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the "Interest Rate").

h.       Landlord's Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

i.       Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

j.       No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord's receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant's previous default.

23.         LANDLORD'S LIEN.

In addition to any applicable common law or statutory lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Landlord covenants and agrees to subordinate the lien granted hereunder to any commercial lender which Tenant grants a security interest. Upon the occurrence of an Event of Default by Tenant, but subject to Tenant's lender rights, if any, after the expiration of all stated notice and cure periods, Landlord may, in addition to any other remedies provided herein, peaceably enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Article 28 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Article 23. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of California. Notwithstanding the foregoing, the parties acknowledge and agree that Tenant's lender may have superior rights to the property noted herein. Tenant shall use its best efforts to obtain, within forty-five (45) days of the date hereof, a waiver of all such rights from its lender in this regard, and, failing to obtain such waiver, that Tenant shall use its best efforts to obtain from such lender, the right to grant a subordinated lien to Landlord in such goods, second only to the lien of such lender.

24.         LANDLORD'S REPRESENTATIONS AND WARRANTIES.

Landlord represents and warrants to Tenant that: (a) Landlord is the owner of the Building and the Project; (b) Landlord has the authority to enter into this Lease and (c) the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord.

25.         SURRENDER.

Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During any period of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred fifty percent (150%) of the sum of the Fixed Rent as those sums are at that time calculated under the provisions of this Lease for the first sixty (60) days of such holdover and two hundred percent (200%) thereafter. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month or additional year, at Landlord's option, with a Rent of one hundred fifty percent (150%) the sum of the Fixed Rent as those sums are at that time calculated under the provisions of this Lease for the first sixty (60) days of such holdover and two hundred percent (200%) thereafter. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney's fees, incurred by Landlord as a result of such holdover.

26.         RULES AND REGULATIONS.

Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit "C" attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant's rights under this Lease. Tenant's right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within ten (10) business days after Landlord shall have given Tenant written notice of any such adoption or change. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall endeavor to enforce same equally in a non-discriminatory manner.

27.         GOVERNMENTAL REGULATIONS.

a.         Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant's business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project.

b.         Without limiting the generality of the foregoing, Tenant shall (i) obtain, at Tenant's expense, before engaging in Tenant's business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant's property therein or against Tenant's leasehold estate.

c.         As part of Operating Expenses (unless expressly excluded therefrom), Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. '12181 et seq. and its regulations, (collectively, the "ADA") (i) as to the design and construction of exterior common areas (e.g. sidewalks and parking areas). Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant.

28.         NOTICES.

Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g. Federal Express) with evidence of receipt required for delivery; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class United States mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the addresses set forth in Article 1(l) hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

29.         BROKERS.

Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker(s) identified in Article 1(l); and that otherwise no broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty under this Article 29.

30.         CHANGE OF BUILDING/PROJECT NAME.

Landlord reserves the right, without liability by Tenant, at any time and from time to time to change the name and/or address of the Building and/or Project.

31.         LANDLORD'S LIABILITY.

Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities. In no event shall Landlord be liable for any loss of business, loss of profits or other consequential damages of Tenant.

32.         AUTHORITY.

Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the State of California, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

33.         NO OFFER.

The submission of this Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.

34.          OPTION TO EXTEND.

a.         Option Term. Subject to the terms hereof, Landlord hereby grants to Tenant one (1) option ("Extension Option") to extend the Term of this Lease with respect to the entire Premises for three (3) years ("Option Term"), on the same terms, covenants and conditions as provided for in this Lease during the initial Term, except that all economic terms such as, without limitation, Fixed Rent, parking charges (if any), etc., shall be established based on the "fair market rental rate" for the Premises for such Option Term as defined and determined in accordance with the provisions of this Article 34.

b.            Procedure for Exercise. The Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Tenant to Landlord no earlier than the date which is twelve (12) months, and no later than the date which is nine (9) months, prior to the expiration of the initial Term of this Lease.

c.            Definition of Fair Market Rental Rate. The term "fair market rental rate" as used herein shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable landlord of a comparable quality office building located in the Rancho Bernardo, I-15 corridor area of San Diego County would accept, at arm's length (what Landlord is accepting in current transactions for the Project may be considered), for space unencumbered by any other tenant's expansion rights and comparable in size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue (with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant) and taking into account items that professional real estate brokers customarily consider in lease transactions, including, but not limited to, rental rates, space availability, tenant size, refurbishment allowances, operating expenses, base year adjustment, parking charges, and any other amounts then being charged by Landlord or the lessors of such similar office buildings by comparable landlords to new and renewing tenants in comparable buildings located in the general vicinity of the Building.

d.            Determination of Fair Market Rental Rate. Landlord's determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord's receipt of Tenant's Extension Notice. Tenant will have five (5) business days ("Tenant's Review Period") after receipt of Landlord's notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant's failure to accept the fair market rental rate submitted by Landlord in writing within Tenant's Review Period will conclusively be deemed Tenant's disapproval thereof. If Tenant objects to the fair market rental rate submitted by Landlord within Tenant's Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within ten (10) business days following the expiration of Tenant's Review Period (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the fair market rental rate within fifteen (15) business days of the Outside Agreement Date and such determination shall be submitted to arbitration in accordance with the provisions set forth below.

e.            Arbitration.

i.         Landlord and Tenant shall each appoint one independent, unaffiliated, neutral appraiser who shall by profession be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the valuation of leases of comparable office space in comparable buildings in the Rancho Bernardo, I-15 corridor area of San Diego County. Each such appraiser will be appointed within twenty (20) days after the Outside Agreement Date.

ii.        The two (2) appraisers so appointed will, within ten (10) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

iii.       The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's last proposed (submitted within fifteen (15) business days after the Outside Agreement Date) new fair market rental rate for the Premises is the closest to the actual new fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements of Paragraphs 34(a) and 34(c) above and this Paragraph 34(e) regarding same.

iv.       The three (3) appraisers shall, within fifteen (15) days of the appointment of the third appraiser, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted new fair market rental rate (i.e., the appraisers may only select Landlord's or Tenant's submission and may not select a compromise position), and shall notify Landlord and Tenant thereof.

v.        The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant. The cost of each party's appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

vi.       If either Landlord or Tenant fails to appoint an appraiser within the time period in Paragraph 34(e)(1) hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser's decision shall be binding upon Landlord and Tenant.

vii.       If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association (but subject to the requirements of Paragraphs 34(a) and 34(c) and this Paragraph 34(e)).

f.         No Defaults. Notwithstanding anything above to the contrary, the Extension Option is personal to the original Tenant executing this Lease ("Original Tenant") and may be exercised only by the Original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the Original Tenant. The Extension Option is not assignable separate and apart from this Lease, nor may any such Extension Option be separated from this Lease in any manner, either by reservation or otherwise. Tenant shall have no right to exercise any such Extension Option, notwithstanding any provision of the grant of the Extension Option to the contrary, and Tenant's exercise of any such Extension Option may, at Landlord's option, be nullified by Landlord and deemed of no further force or effect, if Tenant shall be in default under the terms of this Lease after the expiration of applicable cure periods as of Tenant's exercise of the Extension Option or at any time after the exercise of the Extension Option and prior to the commencement of the Option Term.

35.         INTENTIONALLY OMITTED.

36.         INTENTIONALLY OMITTED.

37.         RELOCATION.

Landlord, at its sole expense, on at least sixty (60) days' prior written notice to Tenant, may require Tenant to move from the Premises to other space of substantially comparable size and decor in the Building or in the Project in order to permit Landlord to consolidate the Premises with other adjoining space leased or to be leased to another tenant in the Building. In the event of any such relocation, Landlord shall pay all the expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises and shall also pay the actual, documented and reasonable expenses of moving Tenant's furniture and equipment (including telecommunications equipment), the cost to wire the suite for Tenant's telecommunications equipment, and the cost of replacing Tenant's then current stock of stationary) to the new premises. Tenant shall execute any reasonable amendment evidencing the terms of the relocation as Landlord may require in its reasonable discretion.

38.         TENANT FINANCIAL INFORMATION.

Any time and from time to time during the Term (but not more than once during any twelve month period unless (i) a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position or (ii) in the event of a sale, financing or refinancing of all or any portion of the Building) upon not less than thirty (30) days prior written request from Landlord, Tenant shall deliver to Landlord: (i) a current, accurate, complete and detailed balance sheet of Tenant (dated no more than thirty (30) days prior to such delivery), a profit and loss statement, a cash flow summary and all relevant accounting footnotes, all prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of Tenant to be a fair and true presentation of Tenant's current financial position; (ii) a current, accurate, complete and detailed financial statements of Tenant audited by an independent certified public accountant for the last applicable calendar year; and (iii) current bank references for Tenant. Tenant agrees that its failure to strictly comply with this Article 38 shall constitute a material Default by Tenant under this Lease. Landlord shall keep all information provided hereunder strictly confidential.

39.         MISCELLANEOUS PROVISIONS.

a.         Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord's written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 12 hereof.

b.         Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the State of California, without regard to principles relating to conflicts of law.

c.         Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

d.         Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

e.         Gender. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

f.         Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and this Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant's case, with the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever.

g.         Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

h.         Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

i.         Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in California) on the last day of the Notice or other period.

j.         No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord's mortgagee.

k.         Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT.

l.           Recordation of Lease. Tenant shall not record this Lease without the written consent of Landlord.

m.         Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

n.         No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

o.         Intentionally Omitted.

p.         No Presumption Against Drafter. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

q.         Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, governmental actions or inactions (including, but not limited to, delays in Landlord obtaining building permits) or any other cause beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

r.         Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein.

s.         Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

t.         Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

40.         WAIVER OF TRIAL BY JURY.

TO THE EXTENT ALLOWED UNDER APPLICABLE LAWS, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER (EACH A “DISPUTE” AND COLLECTIVELY, THE “DISPUTES”).

41.         CONSENT TO JUDICIAL REFERENCE.

If and only to the extent that Article 40 immediately above is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by such court, each of Landlord and Tenant hereby consents and agrees that for any and all Disputes other than proceedings brought under Chapter 4 (“Forcible Entry and Detainer”) of Title 3 of Part 3 of the California Code of Civil Procedure, such Dispute(s): (a) shall be heard by a referee sitting without a jury in the County of San Diego, California, in accordance with the general reference provisions of California Code of Civil Procedure Section 638; (b) such referee shall hear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8, including, without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision; provided that, if during the course of any Dispute, any party desires to seek such a “provisional remedy” at a time when a referee has not yet been appointed or is otherwise unavailable to hear the request for such provisional remedy, then such party may apply to the San Diego County Superior Court for such provisional relief; and (c) pursuant to California Code of Civil Procedure Section 640(a), judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court. The parties shall each use commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the San Diego County Superior Court.

Each party hereto acknowledges that the consent and agreement contained in this Article 41 is a material inducement to enter into this Lease and all other agreements and instruments provided for herein or therein, and that each party will continue to be bound by and to rely on this consent and agreement in their related future dealings. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of referee fees and reference proceeding costs to the prevailing party, whereupon all referee and reference proceeding fees and charges shall be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this agreement having had the opportunity to consult with legal counsel. This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to this Lease or any other agreement or document entered into between the parties in connection with this Lease. In the event of litigation, this Lease may be filed as evidence of either or both parties’ consent and agreement to have any and all Disputes other than proceedings brought under Chapter 4 (“Forcible Entry and Detainer”) of Title 3 of Part 3 of the California Code of Civil Procedure heard and determined by a referee pursuant to the general reference provisions of California Code of Civil Procedure Section 638. This Article 41 shall not apply to proceedings brought pursuant to Chapter 4 (“Forcible Entry and Detainer”) of Title 3 of Part 3 of the California Code of Civil Procedure. Any proceedings brought pursuant to Chapter 4 (“Forcible Entry and Detainer”) of Title 3 of Part 3 of the California Code of Civil Procedure shall be heard and determined by the appropriate Superior Court of the State of California unless the parties hereto stipulate and agree otherwise in writing.

42.         CONSENT TO JURISDICTION.

Tenant hereby consents to the exclusive jurisdiction of the state courts located in San Diego County and to the federal courts located in the Southern District of California.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:

BOI-RANCHO BERNARDO BLUFFS TRUST,
a Maryland Real Estate Investment Trust

By: /s/ Robert K. Wiberg
Name: Robert K. Wiberg
Title: Executive Vice President

By:
Name:
Title:

TENANT:

E-DIGITAL,
a California corporation

By: /s/ Alfred H. Falk
Name: Alfred H. Falk
Title: President & Chief Executive Officer

By: /s/ MarDee Haring-Layton
Name: MarDee Haring-Layton
Title: Chief Financial Officer

EXHIBIT "A"

FLOOR PLAN

LEGEND:

EXISTING BUILDING SHELL

EXISTING INTERIOR PARTITION

OFFICE
~12'-5"X12'-0"
Area:
2,481 U.S.F.
3,253 R.S.F.
OFFICE
~10'-0"X12'-0"
OFFICE
~9'-11"X12'-0"
OFFICE
~9'-9"X12'-0"
RECEPTION
~20'-0"X19'-0"
OFFICE
~12'-5"X24'-1"
OPEN OFFICE
~58'-2"X24'-10"
CONFERENCE
~14'-8"X20'-3"
OFFICE
~9'-10"X15'-0"
UP
EXISTING
1-HOUR
STAIRS
(N.I.C.)
ELEC. RM.
EXISTING
SHOWERS
(N.I.C.)
BREAKROOM
~14'-0"X11'-3"
N

SUITE #120

925 FORT STOCKTON DRIVE
SAN DIEGO, CA 92103
PH (619) 297-6153
FAX (619) 299-6072
www.safdierabines.com

BLUFF POINT

SUITE 120 FIRST FLOOR
16870 WEST BERNARDO DRIVE
SAN DIEGO, CA 92127

ASBUILT PLAN

Date: 08.20.10

Scale: 1/8"=1'-0"

Job Number:

Area: 2,481 U.S.F.
3,253 R.S.F.

 EXHIBIT "A"

EXHIBIT "B"

INTENTIONALLY OMITTED

 EXHIBIT "B"

 EXHIBIT "C"

BUILDING RULES AND REGULATIONS

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the reasonable judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon Tenant in a like manner as if originally prescribed.

1.	Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant's premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2.	No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.	Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.	No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.	Tenants shall not construct or maintain, use or operate in any part of the Project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.	No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building.

8.	No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.	No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.	No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Rollerblading and Rollerskating shall not be permitted in the Building or in the common areas of the Project.

11.	No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

 EXHIBIT "C"

12.	Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, toasters and/or vending machine), or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13.	No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

14.	Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15.	All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

16.	Tenant shall not use the name of the Building, Landlord or Landlord's Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17.	Tenants must be responsible for all security access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18.	All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the freight elevator. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for tenant to the Building. Tenant shall procure and deliver a certificate of insurance from tenant's movers which certificate shall name Landlord as an additional insured.

19.	Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

20.	Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

21.	Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord's management or security personnel.

22.	Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 8 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23.	No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

 EXHIBIT "C"

24.	No employees or invitees of tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during "breaks" or during lunch periods.

25.	No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.

26.	No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

27.	Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant's space. Removal of these recyclable items will be by Landlord's janitorial personnel.

28.	Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant's expense.

29.	Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

30.	No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.	Tenant or tenant's employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

32.	Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

33.	No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

34.	Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35.	Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.	Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant's area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

37.	Landlord will not permit entrance to tenant's Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38.	Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

39.	Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants' hallways, restrooms or premises unless they have received prior approval from Landlord's management.

40.	Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.

***********

 EXHIBIT "C"

EXHIBIT "D"

CLEANING SPECIFICATIONS

DAILY : BUILDING AND TENANT AREAS

1.	All non-carpeted floors will be dust mopped with specially treated dust mops. Above-standard flooring can be polished as requested at an additional cost to Tenant.

2.	All bright metal work will be maintained and kept in a clean and polished condition.

3.	All drinking fountains will be thoroughly cleaned and sanitized.

4.	All stairways will be swept and wet mopped. Stairways shall be policed daily to remove all debris. Walls, handrails and fixtures are to be spot cleaned and dusted. Lights, pipes and signage are to be dusted as necessary.

5.	All elevators will be vacuumed and the interior of all cabs will be wiped clean and all metal hardware will be polished. This includes damp wipe, dust and/or thoroughly cleaning all exterior doors, cab walls, doorframes, indicator panels, tracts, plates and grooves.

6.	Empty, clean and dust all wastepaper baskets, ashtrays, receptacles, etc. After emptying waste baskets, reline with an approved liner as needed.

7.	Remove all trash and wastepaper to areas designated by Management.

8.	Vacuum all carpeted areas as determined necessary. This shall include all walk-off mats.

9.	All tile floors will maintain a satin finish. Hard surface floor areas shall be maintained in a manner which consistently presents the appearance desired without visible evidence of traffic patterns. Particular attention shall be paid to edges to ensure a proper and dust free appearance.

10.	All glass surfaces, windows, doors and directory boards shall be spot-cleaned, using an approved glass cleaner, and all glass shall be left in a bright condition which is free of streaks and dust. Partition glass inside Tenant's Premises can be cleaned as requested at an additional cost to Tenant.

11.	Wipe and clean all counters, tables, chairs and appliances in kitchen areas.

12.	Clean all glass at the building and tenant entrances.

13.	Spot clean all horizontal and vertical surfaces removing fingerprints, smudges and stains.

  LAVATORIES

1.	Floors are to be swept and washed using an approved antiseptic liquid detergent. Floors are to be machine scrubbed as needed but not less frequently than every quarter.

2.	Refill all dispensers, empty trash, clean and sanitize all restroom fixtures. Wipe all counters, clean mirrors, wipe chrome and spot wipe partitions and ceramic tile walls.

3.	Weekly wash all restroom partitions on both sides.

4.	Remove all wastepaper and refuse.

5.	No less frequently than quarterly, wash all ceramic tile walls.

EXHIBIT "D"

WEEKLY

1.	Remove fingerprints, smudges and scuff marks from all vertical and horizontal surfaces such as doors, walls and sills.

2.	Wash and refinish resilient floors in public areas. Strip, wax and polish the floors as needed.

3.	Thoroughly vacuum all carpet areas and spot clean as necessary.

4.	All desks and other furniture will be dusted with specially treated dust clothes.

5.	All windowsills, chair rails, baseboards, moldings, partitions and picture frames that are less than six feet in height will be hand dusted and wiped clean.

QUARTERLY

1.	Dust and clean all vertical surfaces such as walls, partitions, doors, etc. that are not cleaned during the nightly cleaning process.

2.	Dust and wipe clean all building standard window coverings.

3.	Dust the inside of elevator telephone cabinets.

4.	Shampoo all elevator carpets.

5.	Polish and buff all no wax resilient floors in tenant areas.

6.	Dust and damp wipe all louvers and ceiling grills.

EXHIBIT "D"

EXHIBIT E

SCOPE OF LANDLORD'S WORK

White Construction, Inc. * General Contractors 2540 Gateway Road Carlsbad, CA 92009 Phone.760-931-1130 Fax.760-931-1171 * Lic. # 452513

PROPOSAL
Brandywine Realty Trust 5963 La Place Court Suite 206 Carlsbad CA 92008-8821 Attention: Timothy Olson	Prepared By: Debbe Damron Date: 12/12/2011 Project: E Digital 16870 W. Bernardo Drive San Diego CA Project Number: 8300

CSI CODE	DESCRIPTION	TOTALS

1045.000	General Conditions	2,250.00
	Parttime supervision, temporary phone.

1630.000	Clean up	950.00
	Final clean up of suite, and steam clean accounting office as best as passible to remove spot.

2050.000	Demolition	1,414.35
	Construction protection, includes carpet protection Demo 11 LF of 9' high walls Demo carpet and base in lab area, 32 SY Remove doors and frames and save for salvage Dump fees

8100.000	Doors, frames, and hardware	834.75
	Provide (3) Schlage Sparta locks for doors.

8120.000	Door labor	375.00
	Installation of locking hardware.

9250.000	Framing and Drywall	3,686.55
	Build 9' high ceiling walls - 17 LF
	Build 8'6" high drywall ceiling - 150 SF
	Cut in and frame for new 3'x8' door
	In-fill 3'x8' door opening
	Patch wall scars

9500.000	T-bar ceiling	550.00
	Allowance for new ceiling tiles where demo and new walls occur, and replace damaged or stained tiles.

9680.000	Flooring	1,149.75
	Provide and install:

EXHIBIT E

White Continued	12/12/11 Page # 2

CSI CODE	DESCRIPTION	TOTALS

	315 SF of VCT in lab room. 128 LF of 4" rubber base, Burke or equivalent Wall scar using demo'd carpet Minor floor prep

9900.000	Painting	1,351.35
	Paint new drywall ceiling.
	Paint new and affected walls corner to comer.

	ADD: $ 1,995.00 to paint remaining suite.

15300.000	Fire Sprinklers	836.00
	Add and relocate fire sprinklers as required for new walls.

15800.000	HVAC	350.00
	Add one duct with diffuser to room #8.

16000.000	Electrical	5,250.00
	1. Electrical safe off at walls to be removed
	2. Install and wire the following switching a. (2) wall motion sensor/switch
	3. Install and wire the following outlets
	a. (3) dedicated outlets in content room
	b. (3) dedicated outlets in server room
	c. (1) dedicated outlets in lab
	d. (3) dedicated for cubes
	e. (2) dedicated outlets in electric/Mech room
	4. Install and wire the following lighting a. (3) relocated existing 2x4 light fixtures
	b. (3) 6" recessed CFL can lights in new hard lid room
	5. Install and wire (1) 100amp 120/208vac 30-circuit panel board fed from existing 200amp panel

17001.000	Liability Insurance	190.00

17002.000	Contractors Fee	1,520.00

	Bid Total:	20,707.75

NOTES:

Proposal based on plan provided by Brandywine Realty with notes #1 thru

EXHIBIT E

White	12/12/11
Continued	Page # 3 of 3

CSI CODE	DESCRIPTION	TOTALS
#9.

EXCLUSIONS:
Permit fees, space planning fees, off hour labor, painting of entire suite (shown as alternate cost), work to existing carpet in remaining open areas (other than what was shown on plans and bid), phone/data wiring, security system, signage, window blinds, major floor prep or moisture barrier, work to existing doors or frames, ADA/Title 24 upgrades if required, and anything not specifically listed above

Approved	Date

EXHIBIT E

CALIFORNIA

FULL SERVICE LEASE

BOI-RANCHO BERNARDO BLUFFS TRUST, a Maryland Real Estate Investment Trust

Landlord

and

E-DIGITAL, a California corporation

Tenant

for Suite 120

16870 West Bernardo Drive, Suite 120, San Diego, California

CALIFORNIA [LAST REVISED MAY 26, 2006]

1.	SUMMARY OF DEFINED TERMS	2

2.	PREMISES	4

3.	TERM; EARLY OCCUPANCY	4

4.	CONDITION OF PREMISES	5

5.	FIXED RENT; SECURITY DEPOSIT	5

6.	ADDITIONAL RENT	6

7.	ELECTRICITY CHARGES	10

8.	SIGNS; USE OF PREMISES AND COMMON AREAS	10

9.	ENVIRONMENTAL MATTERS	12

10.	TENANT'S ALTERATIONS	13

11.	CONSTRUCTION LIENS	14

12.	ASSIGNMENT AND SUBLETTING	14

13.	LANDLORD'S RIGHT OF ENTRY	16

14.	REPAIRS AND MAINTENANCE	16

15.	INSURANCE; SUBROGATION RIGHTS	17

16.	INDEMNIFICATION	18

17.	QUIET ENJOYMENT	19

18.	DAMAGE	19

19.	SUBORDINATION; RIGHTS OF MORTGAGEE	20

20.	CONDEMNATION	20

21.	ESTOPPEL CERTIFICATE	21

22.	DEFAULT	21

23.	LANDLORD'S LIEN	24

24.	LANDLORD'S REPRESENTATIONS AND WARRANTIES	24

25.	SURRENDER	24

26.	RULES AND REGULATIONS	25

27.	GOVERNMENTAL REGULATIONS	25

28.	NOTICES	25

CALIFORNIA [LAST REVISED MAY 26, 2006]

29.	BROKERS	26

30.	CHANGE OF BUILDING/PROJECT NAME	26

31.	LANDLORD'S LIABILITY	26

32.	AUTHORITY	26

33.	NO OFFER	26

34.	OPTION TO EXTEND	26

35.	INTENTIONALLY OMITTED	28

36.	INTENTIONALLY OMITTED	28

37.	RELOCATION	28

38.	TENANT FINANCIAL INFORMATION	28

39.	MISCELLANEOUS PROVISIONS	29

40.	WAIVER OF TRIAL BY JURY	31

41.	CONSENT TO JUDICIAL REFERENCE	31

42.	CONSENT TO JURISDICTION	32

EXHIBITS

EXHIBIT "A"	-	SPACE PLAN OF PREMISES
EXHIBIT "B"	-	INTENTIONALLY OMITTED
EXHIBIT "C"	-	RULES AND REGULATIONS
EXHIBIT "D"	-	CLEANING SPECIFICATIONS
EXHIBIT "E"	-	SCOPE OF LANDLORD'S WORK